UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March  29, 2017

GRANITE FALLS ENERGY, LLC
(Exact name of small business issuer as specified in its charter)

Minnesota	000-51277	41-1997390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15045 Highway 23 SE, Granite Falls, MN	56241-0216
(Address of principal executive offices)	(Zip Code)

(320) 564-3100
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On March 23, 2017,  Granite Falls Energy, LLC (the "Company") held its 2017 Annual Meeting of Members (the “Annual Meeting”) for the purpose of (i) conducting an advisory vote on executive compensation, (ii) electing three governors to our board of governors, and (iii) consideration of six proposals amending and restating the Company’s Fifth Amended and Restated Member Control Agreement.  Of the Company’s 30,606 units outstanding and entitled to vote at the Annual Meeting, 19,595 units or approximately 64.0% were present either in person or by proxy.

The following describes the matters considered by the Company’s members at the Annual Meeting, as well as the final results of the votes cast at the meeting.    Votes were solicited in person and by proxy.

Proposal 1 -  Advisory Vote On Executive Compensation (Say-On-Pay).

The compensation of our executives was approved by the members. The votes for Say-On-Pay were as follows:

For	Against	Abstain
13,065	5,713	817

The Company anticipates that the next present the Say-on-Pay vote will be presented to the members at the 2020 Annual Member Meeting.

Proposal 2 - To elect three governors to serve a three-year term or until their respective successors have been elected and qualified or their earlier death, resignation or removal.

Nominee	For
Kenton Johnson	10,121
Bruce LaVigne	11,572
Michael Lund	11,450
Julie Oftedahl-Volstad	7,725
Loren Solberg	6,057
Scott Van Binsbergen	1,104

As a result, nominees Messrs. Johnson,  LaVigne, and Lund were elected by a plurality vote of the members to serve a three-year term ending at the 2020 Annual Meeting.

Proposal 3 through 8 - The members were asked to consider and approve six proposals to amend the Company’s Fifth Amended and Restated Operating and Member Control Agreement.

The approval of each of Proposals 3, 4, 5, 6, 7, and 8 were independent of each other and were not conditioned on member approval of all of Proposals 3, 4, 5, 6, 7, and 8.  Each of Proposal 3 through 8 were approved by the necessary vote of the members, with voting results as follows:

Proposal	Description	For	Against	Abstain
Proposal 3	Elect Application of the New Minnesota LLC Act and Certain Administrative Changes	17,668	1,493	434
Proposal 4	Adopt certain allocation and tax audit procedures to be consistent with recent IRS regulatory changes to large partnership procedures	18,979	167	449
Proposal 5	Adopt changes to modify and clarify certain governance provisions relative to the board of governors;	16,996	298	2,301
Proposal 6	Revise the limitation of liability, exculpation, indemnification, and advancement of expenses provisions of the Operating Agreement	17,919	557	1,119
Proposal 7	Waiver of Dissenters’ Rights	17,186	1,317	1,092

Proposal 8	Adopt procedures for proposal and adoption of amendments the Operating and Member Control Agreement	17,457	909	1,229

As a result, Proposals 3, 4, 5, 6, 7, and 8 were adopted, the Fifth Amended and Restated Operating and Member Control Agreement was amended and restated to incorporate the changes described in these approved Proposals and as amended and restated, becomes the Company’s Sixth Amended and Restated Operating Agreement.

The Company’s Sixth Amended and Restated Operating Agreement is attached hereto as Exhibit 3.1.

Except as set forth above, no other matters were voted upon by the members at the Annual Meeting.

Item 9.01 - Financial Statements and Exhibits

(a)None.

(b)None.

(c)None.

(d)Exhibits.

Exhibit No.	Description
3.1	Sixth Amended and Restated Operating Agreement of Granite Falls Energy, LLC dated March 23, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE FALLS ENERGY, LLC

Date: March 29, 2017	/s/ Stacie Schuler
Stacie Schuler, Chief Financial Officer